Exhibit 99.1

NICOLET BANKSHARES, INC.

LETTER OF TRANSMITTAL

To Tender for Exchange

3.125% Fixed-to-Floating Rate Subordinated Notes due 2031 CUSIP # 65406E AA0 and CUSIP # 65406E AB8 (the “Old Notes”)

for

3.125% Fixed-to-Floating Rate Subordinated Notes due 2031 that have been registered under the Securities Act of 1933 (the “Securities Act”) CUSIP # 65406E AC6 (the “New Notes”)

PURSUANT TO THE PROSPECTUS

DATED [●], 2021

THE EXCHANGE OFFER DESCRIBED HEREIN (THE “EXCHANGE OFFER”) WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON [●], 2021 UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 11:59 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

The Exchange Agent is:

U.S. Bank National Association

By Mail or Hand Delivery (Registered or Certified Mail Recommended):	U.S. Bank National Association Corporate Actions 111 Fillmore Avenue St. Paul, MN 55107-1402 Telephone: (800) 934-6802 Email: cts.specfinance@usbank.com Facsimile: (651) 466-7367

For information please email Michael Tate at cts.specfinance@usbank.com or call (800) 934-6802.

For procedural questions regarding this Letter of Transmittal or for any additional information, you may contact the Exchange Agent by email at cts.specfinance@usbank.com or call (800) 934-6802, Attention: Michael Tate. All other requests for information relating to the Exchange Offer shall be directed to the Company, at 111 North Washington Street, Green Bay, Wisconsin 54301, (920) 430-1400, ir@nicoletbank.com.

The undersigned hereby acknowledges receipt of the prospectus, dated [●], 2021 (as it may be amended or supplemented from time to time, the “Prospectus”), of Nicolet Bankshares, Inc. (the “Company”), which, together with this letter of transmittal, constitute the Company’s offer to exchange (the “Exchange Offer”) up to $100,000,000 aggregate principal amount of its New Notes, which have been registered under the Securities Act, for any and all of its outstanding Old Notes. Old Notes may be tendered only in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

PLEASE READ THE INSTRUCTIONS SET FORTH BELOW CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

Tender of the Old Notes is to be made by book-entry transfer to the exchange agent’s account at the Depository Trust Company (“DTC”), by executing the tender through the DTC “Automated Tender Offer Program” (“ATOP”). DTC participants that are tendering Old Notes pursuant to the Exchange Offer must transmit their acceptance through ATOP to DTC, which will edit and verify the acceptance and send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. Accordingly, this letter of transmittal need not be completed by holders tendering through ATOP. However, each holder will be bound by the terms of this letter of transmittal and the terms of the Exchange Offer, as described in the Prospectus and this letter of transmittal, and will be deemed to have made the acknowledgements and the representations and warranties contained in this letter of transmittal. Delivery by a holder of documents to DTC or the Company does not constitute valid delivery to the exchange agent.

There is no procedure for guaranteed late delivery of the Old Notes in connection with the Exchange Offer.

The Exchange Offer is not being directed to, nor will tenders be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Old Notes credited by the undersigned to the exchange agent’s account at DTC using ATOP. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as its true and lawful agent and attorney-in-fact (with full knowledge that the exchange agent also acts as the agent of the Company and as trustee under the indenture relating to the Old Notes) with respect to such Old Notes tendered herewith, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the withdrawal rights described in the Prospectus, to (1) deliver certificates representing such Old Notes tendered herewith, or transfer ownership of such Old Notes, on the account books maintained by DTC, and to deliver all accompanying evidence of transfer and authenticity to, or upon the order of, the Company upon receipt by the exchange agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Company of such Old Notes for exchange pursuant to the Exchange Offer, (2) receive for the account of the Company all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes tendered herewith, all in accordance with the terms and conditions of the Exchange Offer, and (3) present such Old Notes tendered herewith for transfer, and transfer such Old Notes, on the relevant security register or account books.

The undersigned hereby represents and warrants that the undersigned (1) owns the Old Notes tendered and is entitled to tender such Old Notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such Old Notes tendered herewith, and that, when the same are accepted for exchange, the Company will acquire good, marketable and unencumbered title to the Old Notes tendered herewith, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale and transfer and not subject to any adverse claim, right, restriction or proxy of any kind.

The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or the Company to be necessary or desirable to complete the sale, exchange, assignment and transfer of Old Notes tendered herewith or to transfer ownership of such notes on the relevant security register or account books maintained by DTC. The undersigned expressly agrees to all of the terms of the Exchange Offer, as described in the Prospectus and this letter of transmittal.

Tenders of the Old Notes pursuant to the procedures described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Notes” and in the instructions to this letter of transmittal will, upon the Company’s acceptance of the Old Notes tendered herewith for exchange, constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when and if the Company has given oral or written notice to the exchange agent of its acceptance of such Old Notes.

The Exchange Offer is subject to the conditions set forth in the Prospectus under the caption “The Exchange Offer—Conditions.” As a result of these conditions (which may be waived, in whole or in part, by the Company in its absolute discretion) as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Old Notes tendered herewith and, in such event, the Old Notes not exchanged will be returned to the undersigned after the expiration or termination of the Exchange Offer.

The undersigned hereby represents and warrants that:

(1)	the undersigned (or any beneficial owner of the Old Notes) is acquiring the New Notes in the ordinary course of business of the undersigned (or such other beneficial owner);

(2)	neither the undersigned nor any beneficial owner is engaged in, intends to engage in or has any arrangement or understanding with any person to engage or participate in, a distribution of the New Notes within the meaning of federal securities laws, rules and regulations;

(3)	neither the undersigned nor any beneficial owner is an “affiliate,” as such term is defined in Rule 405 promulgated under the Securities Act, of the Company. Upon request by the Company, the undersigned or such beneficial owner will deliver to the Company a legal opinion confirming it is not such an affiliate;

(4)	the undersigned and each beneficial owner acknowledges and agrees that any person that is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is participating in the Exchange Offer for the purpose of distributing any New Notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of any New Notes or interests therein acquired by such person and cannot rely on the position of the staff of the U.S. Securities and Exchange Commission (the “SEC”) set forth in certain “no-action” letters pursuant to which the Exchange Offer is being conducted;

(5)	neither the undersigned nor any beneficial owner is a broker-dealer holding Old Notes for its own account that were not acquired as a result of market-making or other trading activities (a “participating broker-dealer”);

(6)	a secondary resale transaction described in clause (4) above and any resales of New Notes or interests therein obtained by such holder in exchange for Old Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act or the SEC; and

(7)	the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it additionally represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes pursuant to the Exchange Offer and satisfy any applicable prospectus delivery requirements; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the undersigned is a participating broker-dealer, it may not exchange Old Notes pursuant to the Exchange Offer.

The undersigned acknowledges that the Exchange Offer is being conducted in reliance on interpretations of the Securities Act by the staff of the SEC, as set forth in several no-action letters issued to other parties, that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not engaged in and do not intend to engage in and have no arrangement or understanding with the Company or any other person to participate in the distribution (within the meaning of the Securities Act) of such New Notes.

Any holder who is an affiliate of the Company, who does not acquire the New Notes in the ordinary course of business, who participates in or intends to participate in the Exchange Offer for the purpose of, or with a view to, distributing the New Notes or is a broker-dealer registered under the Exchange Act who purchased the Old Notes directly from the Company (1) will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned no-action letters, (2) will not be able to tender its Old Notes in the Exchange Offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act to resell the New Notes, and be identified as an underwriter in the Prospectus. The undersigned acknowledges that the Company has not sought or received its own no-action letter from the staff of the SEC with respect to the Exchange Offer and the related transactions, and that there can be no assurance that the staff of the SEC will make a determination in the case of the Exchange Offer and such transactions that is similar to its determinations in the above-mentioned no-action letters. The undersigned further acknowledges that the Company may rely upon each of the representations and covenants in this letter of transmittal for purposes of the Exchange Offer.

All authority conferred or agreed to be conferred in this letter of transmittal shall not be affected by, and shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Tendered Old Notes may be withdrawn at any time before 11:59 p.m., Eastern Time on [●], 2021, or such later date or time to which the Company may extend the Exchange Offer.

New Notes and Old Notes not tendered or accepted for exchange will be issued in the name of the undersigned. Similarly, New Notes and Old Notes not tendered or accepted for exchange will be delivered, without expense, to the undersigned’s account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, after the expiration or termination of the Exchange Offer.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that: (1) the New Notes are registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer; (2) bear a different CUSIP number from the Old Notes; (3) are generally not subject to transfer restrictions; (4) are not entitled to registration rights under the registration rights agreement that the Company entered into with the initial purchasers of the Old Notes or otherwise; and (5) because holders of the New Notes are not entitled to registration rights, holders of the New Notes do not have the right to additional interest under the circumstances described in that registration rights agreement relating to the Company’s fulfillment of its registration obligations. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof, or, if no interest has been paid on such Old Notes, from the date of its original issuance. Interest on the Old Notes accepted for exchange will cease to accrue upon the issuance of the New Notes. Old Notes that are not accepted for exchange in the exchange offer will remain outstanding and interest on those Old Notes will continue to accrue at the applicable interest rate.

The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption “The Exchange Offer—Procedures for Tendering Old Notes” in the Prospectus and in the instructions to this letter of transmittal will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of such tenders on the terms set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders.”

By crediting the Old Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the DTC participant confirms and agrees to be bound by, on behalf of itself and the beneficial owners of such Old Notes, all provisions of this letter of transmittal (including all acknowledgements, representations and warranties contained herein) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this letter of transmittal to the exchange agent.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. BOOK-ENTRY CONFIRMATIONS. For a holder to properly tender Old Notes in book-entry form pursuant to the Exchange Offer and to obtain New Notes, (1) the exchange agent must receive a properly transmitted “agent’s message” (as defined in the Prospectus under “The Exchange Offer—Procedures for Tendering Old Notes”) through ATOP before 11:59 p.m., Eastern Time on the Expiration Date, and (2) the exchange agent must receive a timely confirmation of a book-entry tender of such Old Notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer through DTC described in the Prospectus under “The Exchange Offer—Procedures for Tendering Old Notes” before 11:59 p.m., Eastern Time on the Expiration Date. Upon expiration or termination of the Exchange Offer, the exchange agent will exchange all Old Notes validly tendered and accepted and not validly withdrawn for an equal principal amount of New Notes.

THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND DELIVERY WILL BE DEEMED TO BE MADE ONLY IF AND WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, HOLDERS SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW FOR SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE AND PROPER INSURANCE SHOULD BE OBTAINED. HOLDERS MAY REQUEST THEIR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THESE TRANSACTIONS ON THEIR BEHALF. HOLDERS SHOULD NOT SEND ANY DOCUMENTS TO THE COMPANY.

2. WITHDRAWAL OF TENDERS. Tenders of Old Notes may be withdrawn at any time before 11:59 p.m., Eastern Time, on the Expiration Date. For a withdrawal of tendered Old Notes to be effective, the exchange agent must receive, before 11:59 p.m., Eastern Time on the Expiration Date, a computer-generated notice of withdrawal, transmitted on behalf of the holder in accordance with the appropriate procedures of DTC’s ATOP system. Any such notice of withdrawal must (1) specify the name of the tendering holder of Old Notes to be withdrawn, (2) specify the principal amount of the Old Notes delivered for exchange, (3) specify the name and number of the account at DTC to be credited with the withdrawn Old Notes, (4) include a statement that such holder is withdrawing its election to have the Old Notes exchanged, and (5) otherwise comply with the procedures of DTC.

Any Old Notes validly withdrawn will be considered not to have been validly tendered for purposes of the Exchange Offer, and no New Notes will be issued in exchange for such Old Notes. Any Old Notes that have been tendered but that are not accepted for exchange or that are withdrawn will be returned to the holder, without expense to such holder, after withdrawal, rejection of tender or termination of the Exchange Offer. Validly withdrawn Old Notes may be re-tendered by following the procedures described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Notes” at any time before the Expiration Date.

All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. Although the Company intends to request the exchange agent to notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither the Company nor the exchange agent will have any duty or incur any liability for failure to give such notification.

3. PARTIAL TENDERS. Tenders of Old Notes pursuant to the Exchange Offer will be accepted only in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof. The “agent’s message” described above must include the principal amount of Old Notes held by the holder to be tendered. If the entire principal amount of all Old Notes held by the holder is not tendered, then Old Notes for the principal amount of the Old Notes not tendered will be returned by credit to the holder’s account at DTC, following the Expiration Date.

4. TAXPAYER IDENTIFICATION NUMBER AND IRS FORM W-9. Each tendering holder should provide the exchange agent with its correct taxpayer identification number, which, in the case of a holder who is an individual, is his or her social security number. If the exchange agent is not provided with the correct taxpayer identification number or an adequate basis for an exemption, the holder may be subject to backup withholding in an amount currently equal to up to 24% of any reportable payments made with respect to the Old Notes and a monetary penalty imposed by the Internal Revenue Service. If withholding results in an over-payment of taxes, a refund may be obtained.

To prevent backup withholding on any reportable payments, each holder tendering Old Notes must provide such holder’s correct taxpayer identification number by completing the included IRS Form W-9, certifying (under penalties of perjury) that such holder is a U.S. person (including a resident alien), that the taxpayer identification number provided is correct (or that such holder is awaiting a taxpayer identification number), and that (1) such holder is exempt from backup withholding, (2) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (3) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. See the instructions to the included IRS Form W-9.

Certain holders (including, among others, certain non-United States individuals) tendering Old Notes are exempt from these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder that is a U.S. person (as defined in the instructions to the IRS Form W-9) should provide its correct taxpayer identification number and check the “Exempt payee” box on the IRS Form W-9. In order for a non-U.S. person to qualify as exempt, such person must submit an appropriate IRS Form W-8 (for example, an IRS Form W-8BEN). An IRS Form W-8 may be obtained from the Internal Revenue Service website at www.irs.gov or from the exchange agent.

The Company reserves the right in its sole discretion to take whatever steps are necessary to comply with its obligation regarding backup withholding. Holders are urged to consult with their own tax advisors to determine if they are exempt from backup withholding.

5. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Notes under the Exchange Offer. The tendering holder will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if: (1) New Notes and/or substitute Old Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder of the Old Notes so exchanged; (2) tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or (3) a transfer tax is imposed for any reason other than the exchange of Old Notes under the Exchange Offer. If satisfactory evidence of payment of transfer taxes is not submitted with this letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

6. IRREGULARITIES. All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of any tenders of Old Notes pursuant to the procedures described in the Prospectus and the form and validity of all documents will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all Old Notes not properly tendered or any Old Notes whose acceptance by the Company would, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion subject to applicable law, to waive or amend any of the conditions of the Exchange Offer, in whole or in part at any time and from time to time or to waive any defects, irregularities or conditions of tender as to any particular Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this letter of transmittal) shall be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a time period the Company shall reasonably determine. The Company is not required to waive defects and is not required to notify any holder of defects in its tender. Although the Company intends to request the exchange agent to notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither the Company, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Each tendering holder, by delivery of an agent’s message, waives any right to receive any notice of the acceptance of such tender. Tenders of Old Notes shall not be considered to have been made until such defects and irregularities have been cured or waived. If the Company waives any terms or conditions with respect to a holder, it will extend the same waiver to all noteholders with respect to that term or condition. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent, without expense, to the tendering holders, following the Expiration Date.

7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for assistance or additional copies of the Prospectus and this letter of transmittal may be directed to the exchange agent at the address, telephone number and email address set forth above. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer. If you are a broker-dealer and wish to receive additional copies of the Prospectus and any amendments or supplements thereto, please contact the exchange agent at the address, telephone number and email address set forth above.

IMPORTANT: BY USING DTC’S ATOP PROCEDURES TO TENDER AND EXCHANGE OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.